UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       December 18, 2008

THE PENN TRAFFIC COMPANY
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
0-8858	25-0716800
(Commission File Number)	(I.R.S. Employer Identification No.)

1200 State Fair Boulevard Syracuse, New York	13221-4737
(Address of principal executive offices)	(Zip Code)

(315) 453-7284
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, as amended, reflecting management’s current analysis and expectations, based on what management believes to be reasonable assumptions. These forward-looking statements include statements relating to our anticipated financial performance and business prospects, including our anticipated cash needs. Statements preceded by, followed by or that include words such as “believe,” “anticipate,” “estimate,” “expect,” “could,” and other similar expressions are to be considered such forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on numerous factors. These factors are discussed in more detail in our periodic reports filed with the SEC. There can be no assurance that the company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide a safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the company does not intend to update.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 18, 2008, The Penn Traffic Company (the “Company”) and certain of its subsidiaries (collectively, the “Borrowers”) entered into (i) an amendment to its Credit Agreement, dated as of April 13, 2005 (as amended, the “GE Credit Agreement”), by and among the Company, various of its subsidiaries, General Electric Capital Corporation (“GE”), as agent and lender, and the other lenders party thereto (collectively, the “GE Lenders”) and (ii) and amendment to its Credit Agreement (the “Kimco Credit Agreement” and together with the GE Credit Agreement, the “Credit Agreements”), dated as of April 13, 2005, by and among the Company, various of its subsidiaries, Capital Corp. (“Kimco”), as agent, and the lenders party thereto (the ”Kimco Lenders”). We refer to the amendment to the GE Credit Agreement referred to above as the “GE Amendment” and the amendment to the Kimco Credit Agreement as the “Kimco Amendment” and refer to the GE Amendment and the Kimco Amendment collectively as the “Amendments.”

The Amendments provide the consent of the GE Lenders and the Kimco Lenders to the sale by the Company of its Wholesale business segment to C&S Wholesale Grocers, Inc. pursuant to the previously announced Asset Purchase Agreement, dated December 17, 2008 (the entry into which was previously reported by the Company on a Current Report on Form 8-K filed on December 23, 2008), and the repayment of the Company’s indebtedness under the Credit Agreements from the proceeds of such sale. Specifically, the Amendments permit the Company to repay all of its $17 million outstanding under the revolving credit line under the GE Credit Agreement and approximately $15 million of its $25 million outstanding under the Kimco Credit Agreement.

The GE Amendment, in addition to the amendments noted above and other amendments, also adjusts the size of the facilities under the GE Agreement to reflect the Company’s reduced borrowing needs. Specifically, the GE Amendment reduces the commitment under the revolver from $100 million to $50 million and reduces the minimum excess revolver availability required under the GE Credit Agreement from $26 million to $13.5 million.

The Kimco amendment, in addition to the amendments to the Kimco Credit Agreement noted above, also provides for the automatic and unconditional extension the Kimco Credit Agreement until April 13, 2010 (which extension also satisfies the condition for extension of the GE Credit Agreement until such date).

The Borrowers will pay amendment fees to the GE Lenders and the Kimco Lenders in connection with the GE Amendment and the Kimco Amendment, respectively. The above descriptions are qualified by reference to the copies of the Amendments, which will be filed with the Company’s next periodic report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PENN TRAFFIC COMPANY
By:	/s/ Daniel J. Mahoney
Name: Daniel J. Mahoney Title: SVP, General Counsel

Dated:  December 24, 2008